UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2018

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	864-298-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2018, World Acceptance Corporation (the “Company”) promoted R. Chad Prashad, current Senior Vice President and Chief Strategy and Analytics Officer, to the position of President and Chief Executive Officer, effective immediately.  In connection with the promotion, the base salary of Mr. Prashad was increased to $420,000. In addition, subject to the approval of the Company’s Board of Directors, (i) Mr. Prashad will be entitled to receive a grant of 8,000 shares of restricted stock, which will vest pro rata over three years; (ii) his bonus eligibility will be revised to be a minimum of 25%, threshold of 50%, target of 100% and a maximum of 150%; and (iii) he will become a participant in the Company’s 2005 Supplemental Income Plan.

In addition, on June 27, 2018, the Board of Directors appointed Mr. Prashad as a member of the Board of Directors of the Company, effective immediately.  Mr. Prashad will serve a term expiring at the 2018 annual meeting of shareholders.  Mr. Prashad will not serve on any committees of the Board of Directors.  On June 28, 2018, the Company issued a press release announcing Mr. Prashad’s promotion and appointment as a director.  A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Mr. Prashad, age 37, has served as Senior Vice President and Chief Strategy and Analytics Officer of the Company since February 2018 and served as Vice President of Analytics from June 2014 to February 2018.  Previously, Mr. Prashad served as Senior Director of Strategy Development for Resurgent Capital Services from 2013 to 2014 and Director of Legal Strategy for Resurgent Capital Services from 2009 to 2013. Mr. Prashad holds a Bachelors of Arts in Political Science and dual major Bachelor of Science in Business Administration and Economics from Presbyterian College and a Master of Arts in Economics from Clemson University.  He has served on the Board of Directors of Fostering Great Ideas, a nonprofit organization, since 2013, serving as Chairman in 2015 and 2016.  There is no arrangement or understanding between Mr. Prashad and any other person pursuant to which he was appointed as President and Chief Executive Officer or as a director of the Company, nor is there any transaction in which Mr. Prashad has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Prashad has no family relationship with any other director or other executive officer of the Company.

In connection with Mr. Prashad’s promotion, the Company terminated the Services Agreement (the “Services Agreement”) with JS&R Business Services, L.L.C. d/b/a Wanserski & Associates (“W&A”), which provided that Mr. James H. Wanserski would serve as the Company’s interim President and Chief Executive Officer.  The termination of the Services Agreement and Mr. Wanserski’s employment with the Company is not a result of any disagreement on any matter relating to the Company’s operations, policies or practices Pursuant to the terms of the Services Agreement, the Company will continue to pay the monthly fee of $40,000 to W&A through July 2018. Mr. Wanserski will continue to offer consulting services to the Company through July 31, 2018.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 28, 2018, announcing appointment of President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

Date:	June 28, 2018	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Senior Vice President and Chief Financial Officer